QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190 and 333-131934) and the Registration Statements (Form S-3 Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-37034, 333-101034 and 333-102603) of International Business Machines Corporation and in the related Prospectuses of our report dated February 22, 2005, included in this Annual Report (Form 10-K) for the year ended December 31, 2005, with respect to the statements of assets and liabilities and statements of revenues and expenses of the Business Consulting Services Reporting Unit of International Business Machines Corporation as of December 31, 2004 and for the years ended December 31, 2004 and 2003 (not included therein).

/s/ Ernst & Young LLP ERNST & YOUNG LLP

New York, New York
February 28, 2006

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM